SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: November 15, 2005

ACT Teleconferencing, Inc.

(Exact name of registrant as specified in its charter)

Colorado	0-27560	84-1132665
(State of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1526 Cole Boulevard, Suite 300, Golden, Colorado	80401
(Address of principal executive offices)	Zip Code

(303) 233-3500

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provision (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On November 15, 2005, we received the NASDAQ Listing Qualifications Panel’s decision to deny our request for continued listing on the NASDAQ Stock Market. As a result, our common stock was delisted from the NASDAQ National Market as of November 17, 2005. NASDAQ cited the following as the bases for delisting our common stock:

(1) the failure of our common stock to meet the minimum $1.00 bid price per share, as required under Marketplace Rule 4450(a)(5);

(2) that as of June 30, 2005 we were not in compliance with the minimum $10,000,000 stockholders’ equity requirement for continued listing under Marketplace Rule 4450(a)(3);

(3) that as a result of the five resignations from our Board on August 19, 2005 and our filling three of the five vacancies, we were not in compliance with Marketplace Rules 4350(c)(1) and 4350(d)(2), which require issuers to maintain a majority of independent directors on the Board, and an audit committee comprised of three directors, all of whom must meet the standards for independence set forth in SEC Rule 10A-3;

(4) NASDAQ’s determination that the terms of our Series AA Preferred Stock, insofar as they permit voting on an as-converted basis and include anti-dilution provisions, are not in compliance with Marketplace Rule 4351, which prohibits a “disparate” reduction in the voting rights of an issuer’s publicly traded common stock; and

(5) our Series AA preferred stock investor’s right to designate five of the seven members of our Board of Directors also violates Marketplace Rule 4351.

As part of our appeal to the NASDAQ Listing Qualifications Panel, we proposed a compliance plan that we believe addressed all of these deficiencies. We noted that the Board, following the filling of all vacancies, had already satisfied the independence criteria for the Board and the audit committee. We are, therefore, considering filing an appeal with the NASDAQ Listing and Hearing Review Council. Filing such an appeal, however, will not stay delisting. Our common stock is currently being quoted on the Pink Sheets at http://www.pinksheets.com under the symbol ACTT.PK.

Item 7.01.	Regulation FD Disclosure

On November 16, 2005, the Company issued a press release describing the denial of the Company’s Request for Continued Listing by the Nasdaq Panel as detailed in Item 3.01. The press release is furnished as Exhibit 99.1 to this current report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits

The Exhibit Index following the signature page of this Form 8-K report lists the exhibits that are filed or furnished herewith.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACT Teleconferencing, Inc. (Registrant)

Date: November 18, 2005	By:	/s/ Gene Warren
Gene Warren Chief Executive Officer

Exhibit Index

No.	Description

99.1	Press release dated November 16, 2005